UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrants’ telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

As previously disclosed, on September 16, 2013, Packaging Corporation of America (“PCA”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boise Inc. (“Boise”) and Bee Acquisition Corporation, a wholly owned subsidiary of PCA (“Sub”).

Under the terms of the Merger Agreement, Sub commenced a tender offer on September 26, 2013 (the “Offer”) to acquire any and all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Boise at a price of $12.55 in cash, without interest, per Share (the “Offer Price”), subject to the terms and conditions of the Merger Agreement.

The Offer and withdrawal rights expired, as scheduled, at 12:00 midnight, Eastern Time, on October 24, 2013. The depositary for the Offer advised PCA and Sub that, as of the expiration of the Offer, a total of approximately 67,417,789 Shares were validly tendered and not properly withdrawn in the Offer (including 6,529,831 Shares delivered through notices of guaranteed delivery), representing approximately 66.8% of Boise’s outstanding Shares. Upon expiration of the Offer, Sub accepted for payment (the date and time of such acceptance being, the “Acceptance Time”) in accordance with the terms of the Offer all Shares that were validly tendered and not properly withdrawn prior to the expiration of the Offer (including all Shares delivered through notices of guaranteed delivery).

Item 1.02.	Termination of Material Definitive Agreement.

On October 18, 2013, PCA entered into a senior unsecured Credit Agreement (the “New PCA Credit Agreement”) with Bank of America, N.A., as administrative agent, and various other lenders providing for a total of $1.65 billion in financing, consisting of a $350,000,000 five year revolving credit facility, a $650,000,000 five year term loan facility and a $650,000,000 seven year term loan facility. The proceeds of the term loan facilities were available only to complete the acquisition of Boise, to pay debt of Boise and its subsidiaries and to pay related costs and expenses. In connection with the acquisition of Boise, as further discussed below in Item 2.01of this Current Report on Form 8-K, PCA fully drew down the term loan facilities in an aggregate amount of $1.3 billion at the time of the closing of the Boise acquisition. The New PCA Credit Agreement and the summary thereof and the transactions contemplated thereby were previously filed and disclosed on PCA’s Current Report on Form 8-K filed on October 22, 2013 with the Securities and Exchange Commission (the “SEC”), which is incorporated by reference herein.

The Credit Agreement, dated as of November 4, 2011 (“Old Credit Agreement”), among BZ Intermediate Holdings LLC, as guarantor, Boise Paper Holdings, L.L.C., as borrower, and a syndicate of lenders including JPMorgan Chase Bank, N.A., individually and as administrative agent, was terminated at the time of the closing of the Boise acquisition. The summary of the Old Credit Agreement and the transactions contemplated thereby were previously filed and disclosed on Boise’s Current Report on Form 8-K filed on November 10, 2011 with the SEC, which is incorporated by reference herein. The Old Credit Agreement is filed as Exhibit 10.11 to Boise’s Annual Report on Form 10-K filed with the SEC on February 28, 2012 and is incorporated by reference herein.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 25, 2013, following the consummation of the Offer, Shares not purchased by Sub in the Offer (other than any Shares owned by PCA, Boise or any of their respective direct or indirect subsidiaries and Shares with respect to which appraisal rights have been properly exercised) were acquired in a cash merger at the Offer Price and Sub merged with and into Boise, with Boise surviving as a wholly owned subsidiary of PCA (the “Merger”). The Merger was effected in accordance with Section 251(h) of the General Corporation Law of the State of Delaware.

As of the Acceptance Time, each compensatory option to purchase Shares (each, a “Boise Option”) that was outstanding and unexercised was cancelled, and each holder thereof received cash consideration equal to the product obtained by multiplying (i) the total number of Shares previously subject to such Boise Option and (ii) the excess, if any, of the Offer Price over the exercise price per Share previously subject to such Boise Option, less any required withholding taxes. Boise restricted stock units, and performance unit awards were also cashed out in accordance with the terms of the Merger Agreement.

PCA funded the consideration for the Shares, restricted stock units, options and performance unit awards acquired in the Offer and the Merger through a combination of cash on hand, the net proceeds from a notes offering and the New PCA Credit Agreement.

The Merger Agreement and the summary thereof and the transactions contemplated thereby were previously filed and disclosed on Boise’s Current Report on Form 8-K filed on September 17, 2013 with the SEC, which is incorporated by reference herein.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on October 25, 2013, Boise requested that the New York Stock Exchange (the “NYSE”) suspend trading in the Shares and file with the SEC an application on Form 25 in accordance with Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Shares as soon as practicable. The NYSE filed such Form 25 with the SEC on October 28, 2013. Boise and BZ Intermediate Holdings LLC (“BZ”) intend to file Form 15s with the SEC to suspend their reporting obligations under Sections 13 and 15(d) of the Exchange Act as soon as practicable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger on October 25, 2013, all of the directors of Boise and BZ resigned from their respective boards of directors and committees thereof. On October 25, 2013, Paul T. Stecko and Mark W. Kowlzan were elected as new directors of Boise immediately following the effective time of the Merger and Kent A. Pflederer was elected as a new director of BZ immediately following the effective time of the Merger.

Upon the effective time of the Merger on October 25, 2013, each of Boise’s and BZ’s officers resigned from their positions, including Alexander Toeldte, Chief Executive Officer, Judith Lassa, Chief Operating Officer, Samuel Cotterell, Senior Vice President and Chief Financial Officer and Bernadette Madarieta, principal accounting officer. Ms. Lassa and Ms. Madarieta will continue to serve as officers of Boise and BZ after the effective time of the Merger.

On October 25, 2013, immediately following the effective time of the Merger, Boise’s and BZ’s respective boards of directors elected Mark W. Kowlzan as President of the companies and Richard B. West as Senior Vice President of the companies. Mr. West will serve as principal financial officer and principal accounting officer of the companies.

Biographical information for Messrs. Stecko, Kowlzan, West and Pflederer is included in Item 4.1 of PCA’s Annual Report on Form 10-K filed on February 28, 2013 with the SEC, which is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, Boise’s certificate of incorporation, as in effect immediately prior to the effective time of the Merger, was amended and restated in its entirety (as amended, the “Certificate of Incorporation”). In addition, pursuant to the Merger Agreement, at the effective time of the Merger, Boise’s bylaws, as in effect immediately prior to the effective time of the Merger, were amended and restated in their entirety (as amended, the “By-Laws”).

Copies of the Certificate of Incorporation and the By-Laws of Boise are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On October 25, 2013, Boise Paper Holdings, L.L.C. and Boise Co-Issuer Company, as Issuers (the “Issuers”), caused to be delivered a Notice of Full Redemption to all holders of their $300,000,000 8.00% Senior Notes due 2020 (the “Notes”) announcing that they have elected to redeem the entire outstanding $300,000,000 principal amount of the Notes on November 25, 2013 (the “Redemption Date”) for a redemption price of the principal amount thereof plus the applicable Make-Whole Amount (as defined in the indenture governing the Notes) as of the Redemption Date, plus accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date. The Notice of Full Redemption was issued in accordance with (i) the terms of the Notes and (ii) the provisions of the Indenture, dated as of March 19, 2010, between the Issuers and Wells Fargo Bank, National Association, as trustee and paying agent, as supplemented, pursuant to which the Notes were issued. A copy of the Notice of Full Redemption is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

3.1	Certificate of Incorporation of Boise Inc.

3.2	By-Laws of Boise Inc.

99.1	Notice of Full Redemption dated October 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boise Inc.

Dated: October 31, 2013	By:	/s/ Kent A. Pflederer
Name: Kent A. Pflederer
Title: Senior Vice President and Secretary

BZ Intermediate Holdings LLC

	By:	/s/ Kent A. Pflederer
Name: Kent A. Pflederer
Title: Senior Vice President and Secretary